                                                                  Exhibit (j)(2)


                          INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Amendment No. 21 to the Registration Statement on Form N-1A of our report dated February 20, 2004, relating to the financial statements and financial highlights which appear in the December 31, 2003 Annual Report to Shareholders of the State Street Research Exchange Fund (a series of State Street Research Exchange Trust), which report is also incorporated by reference in the Registration Statement. We also consent to the reference to us under the caption "Investment Advisory and Other Services" in such Registration Statement.

/s/ Deloitte & Touche LLP

Deloitte & Touche LLP
Boston, Massachusetts
April 29, 2004